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                                                                   EXHIBIT 10.20
PHASE V
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                   LEASE BEAVER RUIN BUSINESS CENTER - PHASE V

THIS LEASE, made this 19th day of October, 1994, by and between ST. PAUL
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PROPERTIES, INC., a Delaware corporation, (hereinafter referred to as
"Landlord") and SIMMONS COMPANY, a corporation of the State of Delaware (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

     In consideration of the rentals, agreements and covenants set forth hereinbelow and of the mutual promises herein contained, Landlord and Tenant hereby agree as follows:

     1.    PREMISES.

          1.1 Description. Landlord hereby leases to Tenant, and Tenant hereby rents and hires from Landlord, in accordance with all the terms, conditions and provisions of this Lease, that certain real property described in Exhibit "A" attached hereto and incorporated herein by reference, together with a certain office/warehouse space containing approximately 38,000 square feet of floor space (the "Building") to be known as No. 1875 Beaver Ridge Circle, Gwinnett County, Georgia, according to the present system of naming streets and numbering buildings in Gwinnett County, Georgia, (said real property, the Building and any and all other improvements to said real property being hereinafter collectively referred to as the "Premises"). The Premises constitute a portion of Landlord's office/warehouse center known as the "Beaver Ruin Business Center" (hereinafter referred to as the "Center") located in Gwinnett County, Georgia and being more particularly described on Exhibit "B" attached hereto and incorporated herein by reference and also constitutes Phase V of the Center, said Phase being hereinafter referred to as the "Complex". The Complex includes the Building, together with all common areas and other buildings and improvements which are now or may hereafter be located in the Complex.

     Tenant accepts the Premises subject to and agrees to comply with and abide by the terms, provisions and conditions contained in that certain "Declaration of Protective Covenants and Restrictions for Beaver Ruin Business Center", dated June 30, 1983 and recorded in Deed Book 2591, page 262, Gwinnett County, Georgia Records, a copy of which is attached hereto as Exhibit "G" and incorporated herein by reference.

          1.2 Common Areas. During the term of this Lease, Tenant shall have the right to use, in common with others, those common areas and facilities within the Complex and the Center which Landlord shall designate for the general, non-exclusive use and convenience of Tenant, Landlord, the other tenants of Landlord and their respective employees, agents, invitees and licensees (hereinafter collectively referred to as the "Common Areas"). The Common Areas generally include, without limitation, driveways, parking and loading areas, landscaped areas and other areas outside the Building and all other buildings within the Center. Tenant's right to use the Common Areas shall terminate upon the expiration or earlier termination of this Lease. Landlord shall manage and maintain the Common Areas and determine the expenditures with regard thereto as shared among tenants of the Center in the manner set forth hereinbelow in Paragraph 5.1.

          1.3 Acceptance. By taking possession of the Premises, Tenant shall be deemed to accept the Premises in their condition existing on the date of occupancy by Tenant, subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and relating to the use of the Premises. Notwithstanding the foregoing, Tenant shall not be deemed to have accepted the Premises by taking possession thereof with respect to those items for which Tenant submits to Landlord within twenty (20) days following Tenant's taking possession of the Premises, a punchlist (hereinafter referred to as the "Punchlist") of items which have not been completed or constructed in accordance with the Plans, as defined in Exhibit "E" or are otherwise defective. Landlord agrees to use reasonable efforts to repair or complete such items on

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the Punchlist within thirty (30) days after receipt of the Punchlist. Nothing contained in this Paragraph 1.3 shall excuse Tenant from the payment of base monthly rental or any additional rental or other amounts due under this Lease, during such time when Landlord is repairing the items on the Punchlist.

          1.4 Landlord's Work and Tenant's Work. Any and all construction work to be performed upon the Premises and the designation of the party financially responsible for such work or portions thereof shall be described on the Construction Addendum attached hereto as Exhibit "C" and incorporated herein by reference.

     2.    TERM.

          2.1 Length and Period; Commencement Date. The term of this Lease shall be for a period of one hundred twenty (120) MONTHS, beginning on the earlier to occur of (i) the date Tenant accepts delivery of the Premises or (ii) the date on which a final Certificate of Occupancy is issued by Gwinnett County, Georgia evidencing completion of Landlord's work as referred to in said Exhibit "C", Landlord hereby agreeing to use reasonable efforts to give Tenant at least thirty (30) days prior notice of such date (such date being hereinafter referred to as the "Commencement Date"), which Commencement Date shall in no event be later than June 1, 1995, and ending and expiring on May 31, 2005, (the "Expiration Date"), the tenth (10th) anniversary of the Commencement Date; provided, however, that if the Commencement Date falls on a day other than the first (1st) day of a calendar month, the term of this Lease and all obligations of Landlord and Tenant under this Lease shall be extended until the last day of the calendar month in which the Expiration Date occurs. Notwithstanding the foregoing, Landlord shall use reasonable good faith efforts to deliver the Premises to Tenant for occupancy on or before April 1, 1995. The Commencement Date shall be set forth in an Addendum to this Lease to be executed by Landlord and Tenant in accordance with the foregoing provisions of this Paragraph 2.1.

          2.2 Delay in Delivery of Premises. In the event that Landlord is unable to deliver possession of the Premises on the Commencement Date, Landlord shall have no liability to Tenant for any consequential loss or damage, nor shall this Lease be void or voidable but shall remain valid and continue in full force and effect; provided, however, that Tenant shall not be obligated to begin payment of rental hereunder until Landlord delivers possession of the Premises to Tenant. [SEE EXHIBIT "C", SECTION D]

     3.    RENTAL.

          3.1 Manner of Payment. Tenant shall pay to Landlord or Landlord's managing agent all amounts due hereunder, whether for rental or otherwise, during the entire term of this Lease in lawful money of the United States, without deduction or setoff at the address initially furnished to Tenant by Landlord or Landlord's managing agent or at such other address as Landlord may from time to time designate in writing to Tenant.

          3.2 Base Monthly Rental. Tenant shall pay to Landlord base monthly rental during the entire term of this Lease, in advance, in monthly installments in accordance with the schedule contained in Special Stipulation #1 of this Lease, commencing on the Commencement Date and continuing thereafter on or before the first (1st) day of each successive month during the term of this Lease. In the event that the Commencement Date falls on a date other than the first (1st) day of a calendar month, rental for the partial month in which the Commencement Date falls shall be prorated. Tenant shall pay the base monthly rental for the first (1st) month of the term of this Lease at the time of Tenant's execution of this Lease. [See Special Stipulation #1].

          3.3 Taxes and Insurance. As additional rental hereunder, Tenant shall pay to Landlord the amount of (i) Landlord's costs of taxes, as hereinafter defined, on the Premises and (ii) Landlord's cost of insurance, as hereinafter defined, on the Premises. Tenant shall reimburse Landlord for such costs of taxes and insurance within fifteen (15) calendar days after Tenant's receipt of billings therefor from Landlord.

          For the purposes of the foregoing, the terms "taxes" shall be deemed to include, without limitation, all real and personal property taxes and assessments and all other taxes, charges, levies and license and permit fees of any kind or nature whatsoever, foreseen or unforeseen, general or special, whether payable in the year assessed or payable over a period of years, which are levied upon or assessed with respect to all or any portion of the Premises and the improvements, fixtures, and appurtenances thereto; together with any taxes of whatsoever nature and however characterized which become payable by Landlord, whether or not now customary or within the contemplation of Landlord or Tenant, which are levied in addition to or in lieu of such real or personal property taxes or assessments (i) upon, allocable to or measured by rent or other amounts payable to Landlord hereunder (ii) with respect to the receipt of such rents or amounts by Landlord or (iii) with respect to any activity or right of Tenant in the leasing, possession, occupancy, use, operation, management, repair, maintenance, alteration or improvement of the Premises; and any interest, penalties or delinquency charges added to such taxes, assessments and other charges for any reason other than late payment or non-payment thereof by Landlord; provided, however, that the term "taxes" as used hereinabove shall be deemed not to include any taxes or assessments against the personal property of Tenant of any other tenant within the Premises, nor to include any income tax,

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franchise tax or transfer tax for which Landlord may be or become personally liable.
          For the purposes of the foregoing, the term "insurance" shall be deemed to include all premiums or other costs to maintain (i) "All Risk" or equivalent casualty insurance coverage (including, if Landlord deems necessary, flood and earthquake insurance) against loss or damage to the Building and all other improvements now or hereinafter located on the Premises; (ii) liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Complex and the Common Areas thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Complex and the Common Areas; (iii) insurance in the "All Risk" or equivalent form against abatement or loss of rental by reason of the occurrences covered by the insurance described in subsection (i) above; (iv) workman's compensation insurance to the extent required by the laws of the State of Georgia; and (v) all other insurance carried by Landlord on the Complex and the Common Areas. All such insurance shall be in amounts and coverages and have such deductibles as Landlord shall reasonably deem necessary.

          3.4 Security Deposit. Upon executing this Lease, Tenant shall post a deposit (the "Security Deposit") with Landlord or Landlord's managing agent in the amount of Thirteen Thousand Nine Hundred Sixty-Five and No/100 Dollars ($13,965.00). Such Security Deposit shall secure Tenant's obligations hereunder to pay rental and all other sums due under this Lease, to maintain the Premises and repair all damage thereto, to surrender the Premises to Landlord in accordance with the provisions of Paragraph 19 of this Lease and to discharge Tenant's other obligations under this Lease fully and in a timely manner. Landlord shall have the right to use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform any of its obligations under this Lease, Landlord shall have the right, but not the obligation, to apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall, upon demand by Landlord, immediately pay Landlord a sufficient amount of money to restore the Security Deposit to its full original amount. In no event shall Tenant have the right to designate or apply the Security Deposit or any portion thereof against payment of the last month's or any other month's rental due hereunder; provided, however, that, if Tenant has then fully paid all sums due hereunder and fully and timely performed all of Tenant's other obligations hereunder, including, without limitation, Tenant's obligations pursuant to this Paragraph 3.4, Landlord shall return the Security Deposit to Tenant, with interest, no later than thirty (30) calendar days following the expiration of the term of this Lease. [See Special Stipulation #6]

          3.5 Late Payment Charge. Tenant hereby acknowledges and agrees that any payment of rental or other amounts due from Tenant received by Landlord at any time after the fifth (5th) calendar day following written notice from Landlord to Tenant that such amount is past due shall cause Landlord to incur certain costs (including, without limitation, bookkeeping, personnel and processing charges and any late charges and interest payable by Landlord as a result of Landlord's late receipt of rental hereunder) and that the exact amount of such costs may be impossible to ascertain. Accordingly, Tenant hereby agrees with Landlord that Tenant shall pay to Landlord, in addition to any late payment of rental or other sum due under this Lease, a late charge equal to Twenty-Five and no/100 Dollars ($25.00) or five (5%) percent of the amount not paid or paid late, as the case may be, whichever amount is greater. Additionally, a charge equal to the greater of the amount then charged by Landlord's bank or Ten and no/100 Dollars ($10.00) shall be paid by Tenant to Landlord for each returned check.

          3.6 Taxes on Tenant's Personal Property. Tenant shall pay, before delinquency, directly to the tax collecting authority, all taxes, assessments, license fees and public charges which become due during the term of this Lease upon Tenant's personal property, inventory, equipment, trade fixtures and fixtures at the Premises.

     4     USE.

          4.1 Permitted Use. Throughout the term of this Lease, Tenant shall use the Premises only for office, warehouse, showroom, distribution, prototype bedding manufacturing and research and development purposes and all uses reasonably related thereto and for no other use or purpose whatsoever without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. In no event shall Tenant use the Premises for any unlawful purpose or in any way which would vitiate Landlord's insurance coverage of the Premises, the Building, the Complex or the Center. Tenant shall comply with the Rules and Regulations set forth in Exhibit "F" attached hereto and incorporated herein by reference.

     5     EXPENSES FOR COMMON AREAS.

          5.1 Payment of Tenant's Share of Expenses for Common Areas. Tenant shall pay to Landlord, as additional rent under this Lease, Tenant's Share of Expenses for the Common Areas, as such expenses are defined hereinbelow, during the term of this Lease. As used herein the term "Tenant's Share of Expenses for

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the Common Areas" shall mean eight and 1/2 percent (8.5%) of the total amount of the expenses of the Common Areas of the Center, as such expenses are referred to hereinbelow in Paragraph 5.2 of this Lease; the parties acknowledge that Tenant's Share of Expenses for the Common Areas of the Center is the ratio of the square footage of the Premises to the square footage within each and every Building in the Center. Landlord shall maintain accurate records of such Expenses for the Common Areas, which records Tenant may examine during Landlord's normal business hours at Landlord's office not more frequently than quarterly.
               On or about January 1, 1996, and thereafter at the beginning of each calendar year during the term of this Lease, Landlord shall deliver to Tenant a statement reasonably estimating Tenant's Share of Expenses for the Common Areas for such then-existing calendar year (hereinafter referred to as the "Current Year"). Tenant shall thereafter, on the first day of each month during the Current Year, pay to Landlord one-twelfth (1/12) of such estimated amount with each installment of base monthly rental due in the Current Year. Landlord shall not be obligated to remit monthly bills to Tenant for such charges. If for any reason such statement is not received by Tenant at the beginning of any calendar year, Tenant shall continue to pay the previous year's monthly estimates until Tenant receives from Landlord such new estimate. If such new monthly estimate is lower than the previous year's monthly estimate, Landlord shall credit any overpayment by Tenant against Tenant's next-accruing estimated monthly payment (or promptly refund such amount to Tenant if the Lease has expired) or, in the event of any underpayment by Tenant of such estimated payments, on the first day of the month following Tenant's receipt of such new estimate, Tenant shall pay to Landlord the difference between the total amount of the estimated payments already made by Tenant and the total amount which would have been due in the newly-estimated amount for each month having then elapsed during the Current Year.

               Within approximately one hundred (100) days following the end of each calendar year during the term of this Lease, Landlord shall furnish Tenant with a reconciliation of the total amount of Tenant's estimated payments during the preceding calendar year and with the actual amount of Tenant's Share of Expenses for the Common Areas for such preceding year. If such reconciliation shows an overpayment by Tenant, Landlord shall credit such overpayment against Tenant's next-accruing Expenses for the Common Areas (or promptly refund such amount to Tenant if the Lease has expired) or, in the event of any underpayment by Tenant of such Expenses for the Common Areas, on the first day of the month following Tenant's receipt of such reconciliation, Tenant shall pay to Landlord the difference between the estimated payments made by Tenant for the preceding calendar year and the actual amount of Tenant's Share of Expenses for the Common Areas for such preceding year. Landlord's failure to so provide an accounting within such one hundred (100) day period shall in no way bar Landlord from providing Tenant any such accounting at a later date, nor limit Tenant's liability for the Tenant's Share of Expenses for the Common Areas.

               The provisions of this Lease concerning the payment of Expenses for the Common Areas shall survive the expiration or earlier termination of this Lease, and upon Landlord's determination of the Expenses for the Common Areas during the final calendar year of the term hereof, Landlord shall either, as the case may be, submit to Tenant an invoice for any amount then due from Tenant, which amount shall be paid to Landlord within thirty (30) calendar days following Tenant's receipt thereof, or remit to Tenant within thirty (30) calendar days the amount of any overpayment of such Expenses for the Common Areas made by Tenant during such final calendar year of the term hereof.

          5.2 Expenses for Common Areas. As used herein the term "Expenses for the Common Areas" shall mean the sum of the following costs:

     The cost of all maintenance, replacement and repairs Landlord causes to be performed to or for the benefit of the Common Areas (except if such cost was incurred in connection with services provided for another tenant of the Center for which such tenant has been billed separately); the cost of any alteration upon or within the Center required by any governmental authority which requirement is not attributable primarily to the particular use made by a particular tenant or occupant of the Premises; the cost of electricity, water, sewer, sewer service and other utilities used for the Common Areas and not separately metered to particular tenants; the cost of periodic painting of the exterior of any buildings in the Center; the cost of all service contracts benefiting the Commons Areas; the cost of any service employed to attempt to obtain accurate and equitable governmental assessment of the Center for real property tax purposes; the cost of all landscaping and lawn grounds care and improvements within the Common Areas; the cost, including interest, amortized over its useful life, of any capital improvements made to the Center by Landlord after the date of this Lease which are required under any governmental law or regulation which was not applicable to the Center at the time of its construction; together with the cost of all repair or replacement of any sidewalks, driveways, parking areas and loading areas within the Common Areas; and together with such costs of administration as are reasonably included in the cost of maintaining, managing, repairing, replacing and operating the Common Areas.

     6.    UTILITIES.

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          6.1 Payment by Tenant. Tenant shall pay for all gas, heat, light, water, power, telephone and other communication services, sanitary, sewer and sewer service charges, all janitorial services and all other utilities and services consumed on or supplied to the Premises, whether separately metered to the Premises or charged directly to Tenant or the Premises by the supplier of the utility service. The Premises shall be separately metered for gas, electric service, water and fire protection, all of which shall be billed directly to and paid by Tenant. Landlord shall pay the cost of installing all lines in order to bring such utility service to the Premises. Tenant shall pay any costs arising from any initial service call to initiate utility service to the Premises and any deposits required by such utility providers. Landlord shall not be liable to Tenant for any loss or damage Tenant may sustain from any lack or failure of service in connection with such utilities and services, except for lack or failure of service resulting from the negligence or willful misconduct of Landlord, its agents or employees.

     7.    MAINTENANCE REPAIRS AND ALTERATIONS.

          7.1 Landlord's Obligations. Landlord, at Landlord's expenses (subject to pass-through to Tenant in accordance with the terms of Paragraph 5 of this Lease) throughout the term of this Lease, shall maintain the exterior walls, foundations and roof of the Building in good and sanitary order and repair. Landlord shall, at its sole cost and expense, upon notice by Tenant within one
(1) year after the Commencement Date, repair or replace all defects in the construction of the Premises. Landlord shall have no obligation to maintain or repair the Premises except as specifically provided by this Lease.

          7.2 Tenant's Obligations. At all times during the term of this Lease, Tenant shall, at Tenant's expense, maintain the entirety of the Premises (other than those portions of the Premises to be maintained by Landlord in accordance with the terms of this Lease) in good working order and in clean and sanitary order, condition and repair excepting only reasonable wear and tear and damage caused by fire, condemnation or other casualty which this Lease does not otherwise obligate Tenant to repair. Tenant's obligations of maintenance under this Paragraph 7.2 shall be inclusive and shall extend, without limitation, to the maintenance, repair and replacement of: (i) the interior of the Premises, including without limitation, all floors; all loading doors, loading docks and pads;all windows, doors and locks; all entryways; all plate glass and all glazing (including without limitation all windows and skylights); all plumbing systems, electrical systems and heating, air conditioning and ventilating systems; all equipment in the Premises; (ii) all underground utility lines within the Premises; (iii) all other improvements to the Premises; (iv) any and all damage to the Premises, the Complex or the Center caused as a result of the negligence or willful misconduct of Tenant or Tenant's employees and invitees; and (v) all signs permitted by Landlord and belonging to Tenant.

          7.3 Exterior Portions of the Premises. Tenant shall maintain the aesthetic appearance of the Premises, both interior and exterior, in a neat and attractive condition. Tenant shall not store supplies, work in process, inventory or other materials, or waste or garbage outside the Building or in the Common Areas. Tenant shall obtain any containers or dumpsters desired by Tenant for trash, garbage or rubbish at Tenant's expense and shall contract and pay for all trash, garbage and rubbish disposal and removal. Tenant shall maintain the areas around such trash containers and any dumpster in orderly and sanitary condition.

          7.4 Service Contracts. If Tenant shall propose to use an independent contractor or other party to discharge Tenant's obligations under this Lease to maintain, repair and replace portions of the Premises or any equipment therein or to enter into a service contract with an independent contractor or other party for such purpose, Tenant shall notify Landlord in advance of the name of such proposed independent contractor or other party and of the terms of any such service contract; provided, however, if such proposed independent contractor shall be hired to perform work which does not affect in any way the structure of the Building or the systems of the Building, such as plumbing, HVAC or electric service, Tenant may hire such independent contractor without the necessity of notifying Landlord as otherwise provided in this Paragraph 7.4. Each service contract shall provide for automatic termination if and when, for any reason, this Lease terminates and for the assignment to Landlord, upon termination of this Lease, of any causes of action arising under the service contract against the independent contractor.

          7.5 Personal Property of Tenant. Tenant shall have the right to install in the Premises, furniture, fixtures, equipment and machinery (hereinafter collectively referred to as "Tenant's Trade Fixtures") necessary for the business which this Lease permits Tenant to conduct in the Premises. Tenant's Trade Fixtures shall be and remain the personal property of Tenant, which Tenant may replace and remove during the term of this Lease and which Tenant shall remove at the termination of this Lease; provided, however, that Tenant shall not have the right to remove any such personal property of Tenant or any of Tenant's Trade Fixtures at any time at which Tenant is in default of any term, condition or provision of this Lease. Tenant shall, at Tenant's cost, repair all damage to the Premises which the installation, replacement, repair or removal of Tenant's Trade Fixtures has caused.

          7.6 Alterations. Tenant shall not make or suffer any alteration, improvement or addition ("Tenant's Alterations") to the Premises, other than


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installation of Tenant's Fixtures as provided in Paragraph 7.5 of this Lease and all maintenance and repairs to be performed by Tenant as provided in Paragraph
7.2 of this Lease, without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, if such Tenant's Alterations shall cost less than $5,000 and do not affect the structure of the Building or constitute a material modification to the systems of the Building, such as plumbing, HVAC or electric service, Tenant may perform such Tenant's Alterations without Landlord's consent, provided that all such work is performed in accordance with any and all applicable laws, rules, order and codes pertaining to the performance of such work. Tenant's Alterations shall include, without limitation, any work by Tenant which affects the exterior of the Premises or any structural, plumbing, electrical or mechanical component of the Premises or the Building. Any and all of Tenant's Alterations shall be deemed to be part of the Premises for the purposes of Tenant's obligations hereunder to maintain and repair the Premises. Upon the expiration or earlier termination of this Lease, Tenant's Alterations shall become the property of the Landlord, which property Tenant shall surrender with the Premises unless Landlord, by written notice to Tenant prior to installation of such Tenant's Alterations, requires Tenant to remove all or some portion of such Tenant's Alterations in which latter case Tenant shall, at Tenant's cost, remove Tenant's Alterations or such portion thereof as Landlord requires, repair any damage such removal causes, and restore the Premises to their condition prior to installation of such Tenant's Alterations.

          7.7 Mechanic's Liens. Tenant shall keep the Premises and Tenant's leasehold hereunder free of any lien which may arise out of any work, materials or labor furnished to the Premises for or at the instance of Tenant, by paying or bonding off any such lien within thirty (30) days after Tenant receives notice of such lien. If Landlord requests, Tenant shall furnish Landlord with such security, including a performance and payment bond, as Landlord shall deem reasonably necessary to protect the Premises against the attachment or foreclosure of any such lien.

     8.    ENTRY BY LANDLORD.
          8.1 Entry by Landlord. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times during regular business hours after providing Tenant with reasonable notice thereof (except in cases of emergency in which case Landlord may enter without notice, at any time) to perform Landlord's obligations hereunder, to inspect Tenant's performance of Tenant's obligations hereunder, to exhibit the Premises to actual or prospective lenders or purchasers and for any other reasonable purpose. Landlord shall have the right to place "for sale" and "for rent" signs on the Premises, which Tenant shall neither remove nor obscure, and to exhibit the Premises to prospective tenants during the last one hundred eighty (180) days of the term of this Lease. The performance of work on the Premises by Landlord, whether to discharge Landlord's obligations hereunder or to prevent waste or deterioration, including the placement in the Premises of supplies and materials necessary for such work, shall not be deemed to constitute a partial or total eviction of Tenant, and neither rental nor any other obligation of Tenant hereby shall abate as a result of any entry of work performed by Landlord hereunder. Landlord shall, however, use its best efforts in the conduct of any such entry or work to minimize any interference with Tenant's use of the Premises. None of Landlord's rights under this Paragraph 8.1 shall be deemed to impose upon Landlord any obligation for the maintenance or repair of the Premises unless specifically imposed upon Landlord by any of the terms, provisions or conditions of this Lease.

     9.   INSURANCE

          9.1 LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and maintain in force during the term of this Lease, liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) to protect against any liability to the public resulting from the use of or any accident occurring in or about the Premises. The coverage under such insurance shall be not less than One Million and no/100 Dollars ($1,000,000.00) for any one injury (including death), Three Million and no/100 Dollars ($3,000,000.00 for any one accident or occurrence and One Million and no/100 Dollars ($1,000,000.00) for property damage.

          9.2 TENANT'S PROPERTY. Throughout the term of this Lease, Tenant shall, at Tenant's cost, cause all Tenant's Trade Fixtures and Tenant's other personal property in the Premises to be fully insured against loss or damage by theft, fire and such other risks as are now or hereafter included under general "All Risk: insurance coverage in common use for tenant business property in the Atlanta, Georgia area in an amount equal to the full insurable value thereof and written on a comprehensive replacement cost basis. Landlord shall have no liability to Tenant for theft, damage or other casualty to any property of Tenant.

          9.3 FIRE AND EXTENDED COVERAGE. Throughout the term of this Lease, Landlord shall cause the Building (but not Tenant's Trade Fixtures or any other property of Tenant) to be insured against loss or damage by fire and such other risks as are now or hereafter included under "All Risk" insurance coverage in common use for commercial structures in Atlanta, Georgia area, including, without limitation, if Landlord deems necessary, earthquake and flood insurance, the cost of which shall be paid by Tenant in accordance with Paragraph 3.3 of


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this Lease. Tenant shall have no interest in nor any right to the proceeds of such insurance. All proceeds thereunder shall be paid to Landlord and disbursed by Landlord if the damage is to be repaired and the affected improvements restored, in accordance with such progress payment schedule as Landlord may approve, or to be retained in full by Landlord if this Lease is terminated on account of the casualty giving rise to such insurance proceeds.

          9.4 FORM of POLICIES. Tenant shall carry all insurance which this Lease requires Tenant to maintain with insurance companies with a Best rating of A or better and licensed to do business in the State of Georgia. All policies evidencing such coverage shall provide that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord which might otherwise result in a forfeiture of coverage; (ii) the carrier waives the right of subrogation against Landlord and against Landlord's agents and representatives;(iii) the policies evidencing such coverage are primary and non-contributing with any insurance that may be carried by Landlord, and (iv) Landlord shall be named as an additional insured under such policy.

          9.5 PROCEDURES and REMEDIES. Tenant shall deliver to Landlord, in the manner hereinafter required for notices, (a) certificates evidencing all insurance this Lease requires Tenant to carry, and (b) proof reasonably satisfactory to Landlord that Tenant has fully paid the premiums for the procurement and maintenance of such coverage, all within the following time limits:

               (i) For insurance required at the Commencement Date upon execution hereof.

              (ii) For insurance required at a later date, at least thirty (30) days before the requirement takes effect, and

             (iii) For any renewal or replacement of a policy already in existence, at least thirty (30) days before expiration or other termination of the existing policy.

     If Tenant fails or refuses to procure or to maintain the insurance coverage required hereunder, or fails or refuses to furnish Landlord with proof that said coverage has been produced and is in force and paid for, Landlord shall have the right, at Landlord's election and without notice to Tenant, but without any obligation to do so, to procure and maintain such coverage, and all costs of such coverage expended by Landlord shall be payable by Tenant as additional rental under this Lease. Tenant shall reimburse Landlord on demand for any premiums so paid by Landlord, together with interest at the highest legal rate for the period falling between the date of such payment by Landlord and such reimbursement by Tenant.

     10.  INDEMNITY.

          10.1 WAIVER OF DAMAGES. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for injury to or death of any person or damage to any property that may result from any cause whatsoever within the Premises, the Building, the Complex and the Center, other than where such injury, death or damage is caused in part or in whole, directly or indirectly by the negligence or willful misconduct of Landlord, its agents or employees. Tenant hereby fully assumes all risk of damage, from any source, to any property in the Premises.

          10.2 INDEMNIFICATION. Tenant shall indemnify, defend and hold Landlord harmless against any and all claims or liability for the death of or any injury to any person and for damage to any property whatsoever, at the Premises or any part thereof if any such death, injury or damage is caused in part or in whole, directly or indirectly, by the negligence and willful misconduct of Tenant or of Tenant's directors, officers, employees, agents, contractors, invitees or licensees. Tenant's indemnity set forth in this Paragraph 10.2 shall include, without limitation, any death, injury or damage caused by water leakage (whether from roof, walls, floor, basement or otherwise) or caused by gas, oil, electricity or any other matter if caused in part or in whole, directly or indirectly, by the negligence or willful misconduct of Tenant or of Tenant's directors, officers, employees, agents, contractors, invitees or licensees. If any action or proceeding based on any such death, injury or damage is brought against Landlord then, upon written request from Landlord, Tenant shall, at Tenant's cost, defend such action or proceeding and, if appropriate, file such counteractions or counter-proceedings as the circumstances require, all through legal counsel reasonably acceptable to Landlord.

          Landlord shall indemnify, defend and hold Tenant harmless against any and all claims or liability for the death or any injury to any person and for damage to any property whatsoever, in the Common Areas or any part thereof, if any such death, injury or damage is caused in part or in whole, directly or indirectly, by the negligence or willful misconduct of Landlord or Landlord's directors, officers, employees, agents, contractors, invitees or licensees. If any action or proceeding based on any such death, injury or damage is brought against Tenant then, upon written request from Tenant, Landlord shall, at Landlord's cost, defend such action or proceeding and, if appropriate, files such counteractions or counter-proceedings as the circumstances require, all through legal counsel reasonably acceptable to Tenant.

     11.  DAMAGE AND DESTRUCTION.

          11.1 DAMAGE AND DESTRUCTION. If the Premises are destroyed in whole or in part by any cause, Landlord, after consulting with Tenant and considering Tenant's recommendations, shall have the right to elect either to restore the Premises or to terminate this Lease. Provided, however, if in Landlord's reasonable discretion, the Premises can be restored in one hundred eighty (180) days or less from the date of such casualty, and sufficient insurance proceeds are available to complete such restoration, Landlord shall elect to restore the Premises. If the Premises cannot be restored, in Landlord's reasonable discretion, within such one hundred eighty (180) day period, this Lease shall terminate, unless Landlord and Tenant agree in writing that Landlord shall restore the Premises, despite the fact that it shall take longer than one hundred eighty (180) days. Landlord shall notify Tenant of its election within sixty (60) calendar days after such casualty.

          11.2 RESTORATION. If Landlord elects to restore the Premises, Landlord shall promptly restore the same to their condition immediately prior to such casualty, provided that such restoration can be completed within a period of one hundred eighty (180) calendar days following such casualty, which period shall be extended one (1) day for each day of delay resulting from causes beyond Landlord's control after Landlord's notice of election to Tenant. Rental under this Lease shall abate from the date of casualty in the proportion that Tenant is, in the reasonable opinion of Landlord and Tenant, actually deprived of use of the Premises.

          11.3 TERMINATION. If Landlord elects to terminate this Lease, rental shall terminate as of the date of such casualty, and, from the date notice of such election is given by Landlord to Tenant, the parties shall have no further obligations under this Lease except for obligations which arose prior to the casualty.

     In the event that Landlord elects to restore the Premises, and such Premises are not completely restored by Landlord within two hundred seventy
(270) days from the date of such casualty, Tenant shall have the right, upon written notice to Landlord after the end of such two hundred seventy (270) day period, to terminate this Lease, in which case the parties shall have no further obligations under this Lease except for obligations which arose prior to the casualty or which expressly survive the termination of this Lease.

     12.  COMPLIANCE WITH LAW AND QUIET POSSESSION

          12.1 COMPLIANCE WITH LAW. Throughout the term of this Lease, Tenant shall faithfully observe and promptly comply with all present and future requirements of all governmental authorities with jurisdiction over the Premises and all recorded covenants, conditions and restrictions which are applicable to the Premises. Landlord agrees that, as of the Commencement Date of this Lease, the Premises shall comply with all requirements of all governmental authorities with jurisdiction over the Premises and with all recorded covenants, conditions and restrictions which are applicable to the Premises. If any modifications or work to the exterior portion of the Premises are required by governmental authorities with jurisdiction over the Premises subsequent to the date of this Lease, such modifications or work shall be performed by Landlord, at Landlord's sole cost and expense.

          12.2 QUIET POSSESSION. So long as no default on the part of Tenant exists hereunder, Landlord shall secure to Tenant the quiet and peaceful possession of the Premises against any persons who claim a paramount interest in the Premises through or under Landlord.

     13.  DEFAULT.

          13.1 EVENT of DEFAULT. Any of the following events or occurrences shall constitute a breach of this Lease by Tenant and shall constitute an "Event of Default" under this Lease, and upon the occurrence of an Event of Default, Landlord shall have all the rights and remedies set forth in this Paragraph 13.1 and through and including Paragraph 13.5 hereinbelow, as well as all other rights and remedies available under this Lease and at law and in equity. The following occurrences shall each constitute an Event of Default.

               (a) The failure by Tenant to pay any rental or other amount due under this Lease in full within five (5) calendar days after written notice from Landlord of such failure.

               (b) The failure by tenant to perform any other obligation hereunder, if such failure has continued for a period of thirty (30) calendar days after Landlord demands in writing that Tenant cure such failure; provided, however, that if such default is not reasonably susceptible of cure within a period of thirty (30) calendar days after such failure, Tenant shall cure such default over such longer period as is reasonably necessary to cure the failure if, and only if, Tenant has promptly commenced to cure such default within said initial thirty (30) day period and shall thereafter diligently pursue such cure to completion;
               (c) A general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement or otherwise, the abandonment, vacating or surrender of the Premises by Tenant without Landlord's prior written consent; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise;

               (d) The involuntary filing against Tenant of (i) a petition to have Tenant declared a bankrupt, or (ii) a petition for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy, unless, in the case of any involuntary filing, the same is dismissed within sixty (60) calendar days after the filing thereof; the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets, or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets, or the attachment, execution or other judicia seizure of all or substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, unless such appointment, attachment, execution or seizure is discharged within forty-five (45) calendar days after the date of appointment of such trustee or receiver; or

               (e) Tenant's violation of any of the (i) covenants or restrictions contained in that certain "Declaration of Protective Covenants and Restrictions for Beaver Ruin Business Center" more particularly described in Paragraph 1.1 of this Lease or (ii) of any of the Rules and Regulations promulgated by Landlord to govern the conduct of tenants within the Complex and the Center, after notice from Landlord to Tenant and an opportunity for Tenant to cure such violation within the time periods set forth in Paragraph 13.1(b) above.

          13.2 LANDLORD'S REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of any such Events of Default, Landlord shall, in addition to any other rights or remedies available to Landlord under this Lease and at law and in equity, have the right immediately: (a) To terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice that this Lease is terminated if Landlord so terminates this Lease, then Landlord may recover from Tenant the amount of money necessary to compensate Landlord for all damage caused by Tenant's failure to perform Tenant's obligations under this Lease; or (b) to re-enter the Premises, without terminating this Lease, and remove all persons and property from the Premises and either (i) recover from Tenant such damages as allowed under Georgia law or (ii) relet the Premises or any part thereof on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in Landlord's sole discretion, shall deem advisable, with the right, at Tenant's expense, to incur all costs of reletting including, without limitation, rental commission and the making of such alterations and repairs to the Premises as will reasonably place the Premises in a more rentable condition and to receive from Tenant any deficiency between the total amounts due Landlord under this Lease and the amounts received by Landlord from such reletting, less the aforesaid costs of reletting. Landlord shall have the right to cause all property of Tenant to be removed from the Premises and either stored in a public or private warehouse or elsewhere at the expense and for the account of Tenant or discarded, sold or otherwise disposed of if unclaimed by Tenant within a reasonable period of time.

          13.3 REMEDIES CUMULATIVE. The rights, privileges, elections and remedies of the Landlord under this Lease shall be cumulative, and Landlord shall have the right to exercise such remedies at any time and from time to time singly and in combination. No provision of this Paragraph 13.3 shall be deemed to limit or negate Landlord's rights under this Lease to indemnification from Tenant (or Tenant's insurance carriers) for any liability asserted against or imposed upon Landlord, whether before or after termination of this Lease, which liability is directly or indirectly based upon death, bodily injury, property damage or other matters occurring prior to the termination of this Lease.

          13.4 INTEREST ON DEFAULT. Any amount payable by Tenant to Landlord under this Lease and not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof) until the date of full payment of such past due amount with interest. Neither the accrual nor the payment of any such interest shall be deemed to excuse or cure any breach or Event of Default under this Lease on the part of Tenant. In the event that any interest paid or charged hereunder shall exceed the maximum legal rate then applicable in the State of Georgia, then such rate so charged by Landlord shall be automatically reduced to the current maximum legal rate of interest, and Landlord shall promptly refund to Tenant the excess amount of interest paid over such maximum legal rate of interest.

          13.5 ATTORNEY'S FEES AND COLLECTION CHARGES. In the event any rental or other amounts of money due under this Lease are collected by or through an attorney at law, Tenant shall pay all reasonable attorney's fees incurred by Landlord in such collection, action or proceeding, together with all costs and attorney's fees incurred by Landlord in connection with such collection, action or proceeding.

     14.  CONDEMNATION

          14.1 DEFINITION: For the purpose of this Lease.

               (a) The term "Taking" shall mean a taking of the Premises or damage thereto related to the exercise of the power of eminent domain and shall include a sale in lieu of condemnation or court proceedings to any agency, authority, public utility, person or corporate entity empowered to condemn property.

               (b) The term "Total Taking" shall mean the taking of the entire Premises or so much of the Premises as prevents the use thereof by Tenant for the uses herein specified, provided, however, that in no event shall the taking of less than twenty-five percent (25%) of the Premises be considered a Total Taking, unless in Landlord's and Tenant's reasonable discretion, such taking would render the Premises untenantable for Tenant's intended use of the Premises in accordance with Paragraph 4.1 of this Lease.

               (b) The term "Partial Taking" shall mean the taking of a portion of the Premises which does not constitute a Total Taking.

               (c) The term "Date of Taking" shall mean the date upon which title to the Premises, or a portion thereof, passes to and vests in the condemnor.

               (e) The term "Award" shall mean the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

          14.2 TOTAL TAKING. In the event of a Total Taking during the term of this Lease, all rights of Tenant under this Lease and all Tenant's leasehold interest in and to the Premises shall terminate as of the Date of Taking. Landlord shall thereupon refund to Tenant any prepaid rent, and Tenant shall pay to Landlord any rent or charges due Landlord under the Lease, each of such payments to be prorated as of the Date of Taking. Any Award shall be paid in full to and be the property of Landlord.

          14.3 PARTIAL TAKING. In the event of a Partial Taking during the term of this Lease, the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the Premises so taken, but not the remaining portion, shall terminate as of the Date of Taking. From and after the Date of Taking the monthly rental payable under this Lease shall be equitably reduced in the proportion that the square footage of the Premises taken bears to the square footage of the Premises prior to the Taking. The total Award shall be paid to and be the property of Landlord, and Landlord shall promptly commence to repair any damage to Premises caused by such Partial Taking, at least to the extent of the amount of the Award.

     15.  SUBORDINATION.

     Provided tenant receives a non-disturbance agreement from the holder of such interest, this Lease shall automatically be subordinate to any mortgage, security deed or any other hypothecation for security, whether existing at the date of this Lease or subsequently placed upon the Premises or the property of Landlord of which the Premises are a part, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If the holder of any such security deed shall elect to have this Lease made prior to the lien and security interest of such holder's security deed, such holder shall give written notice to Tenant to such effect; thereupon this Lease shall be deemed prior to such security deed, whether this Lease is dated prior to or following the date of execution or recordation of such security deed. Tenant hereby agrees with Landlord that, within ten (10) calendar days following request by Landlord, Tenant shall execute a subordination agreement, in form reasonably acceptable to Tenant, with any holder or prospective holder of such a security deed, and Landlord shall cause the holder of such security deed to agree in writing that this Lease shall not be terminated in the case of any foreclosure or sale of the Premises pursuant to the terms of such security deed so long as Tenant is not then in default of any of the terms, provisions or conditions of this Lease.

     16.  HOLDING OVER

     If Tenant continues in possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month of the Premises. Either party may terminate such tenancy from month to month by giving thirty (30) calendar days prior written notice to the other party. The provisions of this Lease, so far as applicable, shall govern such tenancy, except that the monthly rental for such tenancy shall be at a rate equal to one hundred fifty percent (150%) of the rental payable by Tenant during the last full month of the term of this Lease.

     17.  ASSIGNMENT AND SUBLETTING.

          17.1 LANDLORD"S CONSENT REQUIRED. Tenant shall not assign, mortgage or hypothecate this Lease or any interest herein, nor sublease nor permit the use of the Premises by any other party without obtaining Landlord's prior written consent to such assignment, subletting or use, which consent shall not be unreasonably withheld, delayed or conditioned. Any transfer of this Lease by operation of law, whether resulting from death, merger, consolidation, liquidation or any transfer of fifty percent (50%) or more of the stock, partnership interest or other interest of a party or parties originally comprising Tenant under this Lease, shall constitute an assignment for purposes of this Paragraph 17.1. Consent to any one (1) assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

          17.2 NO RELEASE OF TENANT. No subletting or assignment, even with Landlord's consent, shall relieve the original Tenant of its duties to pay the rental and to perform all such original obligations as "tenant" under this Lease.

          17.3 PERMITTED ASSIGNMENTS. Tenant may assign or sublet this Lease without Landlord's consent to any entity (i) formed by Tenant becoming a publicly traded company or being acquired by a publicly traded company; (ii) which is a controlled "affiliate" of the Tenant or (iii) where Tenant is involved in a merger transaction and Tenant is the surviving entity of such merger; provided, however, that such publicly traded company, controlled affiliate or merged entity shall have a net worth of not less than the net worth of the Tenant.

     18.  TRANSFERS AND REFINANCING

          18.1 CONVEYANCE OF LANDLORD'S INTEREST. In the event that Landlord sells, assigns or otherwise transfers, in whole or in part, Landlord's interest in this Lease or the reversion of such interest hereunder (other than under a mortgage, security deed or any other hypothecation for security). Landlord shall require the transferee to accept such interest, subject to this Lease. Upon Landlord's furnishing Tenant with a documentation evidencing such transfer, Landlord shall be released from any further obligations to Tenant hereunder, and, from and after the date of any such transfer, Tenant shall look solely to the transferee for the performance of the obligations of the Landlord under this Lease. If Landlord transfers any security deposit or other security Landlord holds for performance of Tenant's obligations under this Lease to such transferee, and Landlord so notifies Tenant of such transfer in writing, Landlord shall have no further liability to Tenant concerning such security deposit, and Tenant shall thereafter look solely to such transferee for such deposit.

          18.2      ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS. Within twenty
(20) calendar days after written request from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the dates to which rental and other charges payable by Tenant hereunder are paid in advance, if any, and the amount of the Security Deposit, (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed and (c) in case of a transfer of Landlord's interest, attorning to the transferee. Tenant hereby acknowledges that prospective purchasers or encumbrances of the Premises (or of the property of Landlord of which the Premises are a part) may incur obligations or extend credit in reliance upon the representations of Tenant contained in such statement. Tenant's failure to deliver such statement to Landlord within said ten (10) calendar day period shall be conclusive evidence of Tenant's representations and agreements as follows: that this Lease is in full force and effect, without modification, except as Landlord may represent, that there are no uncured defaults in Landlord's performance hereunder, and that Landlord is not holding a Security Deposit in excess of one (1) month's rental under this Lease.

     Additionally, if Tenant has failed to pay base monthly rental in a timely manner, prior to the requirement of Landlord to give notice of such failure as provided in Paragraph 13.1(a) of this Lease, at least two (2) times in any calendar year, Tenant shall be required to deliver to Landlord, at any time within thirty (30) calendar days after written request therefore from Landlord, but not more frequently than once per calendar year, Tenant's financial statement for Tenant's immediately preceding fiscal year, prepared in accordance with generally accepted principles of accounting and in such reasonable detail and with such supporting date as Landlord may request, certified by an officer of Tenant, together with a written statement of Tenant's current income from and expenses of the business operated within the Premises.

     19.  CONDITION AT TERMINATION

     Upon expiration or termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in at lease as good a condition as when received from Landlord excepting only (a) reasonable wear and tear and (b) such of Tenant's Alterations as Tenant is not required to remove pursuant to Paragraph 7.6 above, and (c) damage caused by fire, condemnation or other casualty which the Lease does not otherwise obligate Tenant to repair. Provided Tenant is not then in default under this Lease, Tenant shall promptly discharge its obligations hereunder to remove Tenant's Trade Fixtures and to repair any and all damage which such removal from the Premises may cause. Any personal property of Tenant which Tenant fails to remove from the Premises shall be deemed abandoned within five (5) business days following the date of expiration or termination of this Lease.

     20.  SIGNS AND WINDOW TREATMENTS.

     Tenant covenants and agrees that no signs, advertising devices of any nature, window treatments or blinds shall be installed, erected or maintained on the Premises or the Building except as provided in the Sign and Window Treatment Criteria attached hereto as Exhibit "E" or as may otherwise be approved in writing by Landlord. Tenant shall maintain all such permitted signs in neat condition and repair throughout the term of this Lease. Tenant shall remove all signs belonging to Tenant from the Premises at the expiration of the term of this Lease and shall simultaneously repair any damage which the removal of Tenant's signs shall cause.

     21.  WASTE, QUIET CONDUCT, PARKING AND STORAGE.

          21.1 PROHIBITED USES. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything on the Premises, which will violate any applicable requirements of any governmental authority or which will in any way vitiate the fire insurance on the Premises or any property in the Premises. Tenant shall not do or suffer any act in its use and occupancy of the Premises which will constitute waste or a public or private nuisance. Tenant shall not use or allow the Premises to be used for any improper, immoral or objectionable purpose or in a manner which, in Landlord's reasonable judgment, interferes with the rights or enjoyment of visitors or other tenants or occupants of the property of Landlord of which the Premises are a part.

          21.2 PARKING AREAS AND PARKING. The Premises shall be constructed to provide Tenant with sixty (60) non-assigned parking spaces for the exclusive use of Tenant, its employees and invitees, and there shall be no assigned parking within the Complex or the Center, unless Landlord so designates in specific instances, of which designation Tenant shall be notified in writing.

          Tenant shall neither park nor allow the parking or locating within the Complex or the Center of any recreational vehicles, satellite dishes, non-motorized vehicles or other items of equipment such areas. No lubrication, painting or other vehicle maintenance or repair shall be allowed in the Complex or the Center, nor shall Tenant allow any servicing of any vehicle, equipment or machinery in such areas. No lubrication, painting or other maintenance or repair shall be allowed within the Complex or the Center and no abandoned vehicle or equipment shall be allowed within the Complex or the Center. This restriction shall apply to Tenant's vehicles and equipment as well as vehicles and equipment of Tenant's employees, agents, visitors, licensees, invitees, contractors and customers.

     22.  NOTICES.

          22.1 NOTICES. Any notice required or desired to be given under this Lease shall be in writing with copies directed to the indicated parties and shall be personally served, sent by a nationally recognized overnight delivery service (such as Federal Express), telecopied, faxed or given by certified mail, return receipt requested. Notices shall be addressed as indicated below or as a party may otherwise by written notice give pursuant to this paragraph:

       Landlord:         St. Paul Properties, Inc.
                         385 Washington Street
                         St. Paul, Minnesota 55102
                         Attn: Vice President/Asset Management

       With a copy to:   Alston & Bird, Attorneys At Law
                         Attn: Jeff Israel
                         3575 Koger Boulevard, Suite 200
                         Duluth, Georgia 30136-4958

                         and

                         Prentiss Properties Ltd., Inc.
                         Attn: Scott Farber
                         Suite 3600, One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia 30309

       Tenant:           Simmons Company
                         Attn: Roger Franklin
                         One Concourse Parkway, Suite 600
                         Atlanta, Georgia 30328-5369

       With a copy to:   Jones, Day Reavis & Pogue
                         Attn:  Lizanne Thomas, Esq.
                         3500 One Peachtree Center
                         303 Peachtree Street, N.E.
                         Atlanta, Georgia 30328-3242

Notices shall be deemed received on the day personally delivered, the day of receipt if by overnight courier, telecopy or fax transmission, or on the fifth
(5th) calendar day after proper posting thereof. Changes of addresses shall be effective when provided in writing to the other parties receiving notice.

     23.  HAZARDOUS SUBSTANCES.

     The term "Hazardous Substances" as hereinafter used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "environmental Law," which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees with Landlord that during the term of this Lease (i) Tenant its employees, licensees, invitees, agents and contractors shall not conduct any activity on the Premises that will produce any Hazardous Substances; (ii) Tenant, its employees, licensees, invitees, agents and contractors will not use any portion of the Premises as a landfill or a dump;
(iii) Tenant will not install any underground tanks of any type; (iv) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (v) Tenant will not bring or permit Hazardous Substances to be brought onto the Premises in violation of any Environmental Law, and if so brought or permitted, the same shall be brought onto the Premises in violation of any Environmental Law, and if so brought or permitted, the same shall be immediately removed, with proper disposal thereof, and all required cleanup procedures shall be diligently undertaken and completed pursuant to all Environmental Laws. Tenant shall, and hereby does, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Tenant's failure to fulfill the foregoing obligations. The foregoing indemnification shall survive the termination or expiration of this Lease. Landlord hereby represents and states, to the best of Landlord's knowledge based solely on a review of that certain Report of Preliminary Environmental Site Assessment, Limited Visual Asbestos Survey and Limited Survey for Radon Gas, dated February 1994, prepared by Law Engineering, Inc. (Project No. 579-06551.01), that there are no Hazardous Substances located on the Premises or any portion thereof.

     24.  MISCELLANEOUS.

     This Lease, together with all Exhibits hereto, constitutes the sole agreement between Landlord and Tenant and supersedes all prior written or oral agreements or understandings between such parties pertaining to the transactions contemplated herein. All modifications hereof must be in writing and signed by the parties hereto. Neither party has made to the other any representations, warranties or inducements, express or implied, except as set forth herein. Time is and shall be of the essence of this Lease. Where a party hereto consists of more than one (1) person, each such person shall be jointly and severally liable for the performance of such party's obligations hereunder. The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way limit or amplify the provisions hereof. This Lease shall be interpreted and enforced in accordance with the laws of the State of Georgia.

     The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant and their permitted successors and assigns, as such successors and assigns of Tenant are restricted under the terms of this Lease. The parties intend by this Lease to establish the relationship of landlord and tenant only, and do not intend to create a partnership, joint venture, joint enterprise, an estate for years or any business relationship other than that of landlord and tenant. No waiver or failure by Landlord or Tenant to enforce any provision of this Lease shall be deemed to be a waiver of any other provision of this Lease or of any subsequent breach of the same or any other provision. If, after the occurring of an Event of Default by Tenant, Landlord accepts rental or performance of any other obligation by Tenant, Landlord shall not be deemed to have waived or forgiven any breach or Event of Default unless Landlord expressly so states in writing.

     If any provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be or become invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances to than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     25.  LIMITED LIABILITY.

     Exculpation. Any provision of this Lease to the contrary notwithstanding, Landlord shall have no personal liability for payment of any damages or performance of any term, provision or condition under this Lease or under any other instrument in connection with this Lease, and Tenant shall look for such payment or performance to Landlord's interest in the Center, the rents, issues and profits therefrom in satisfaction of any claim, order or judgment Tenant may at any time obtain against Landlord in any connection with this Lease.

     26.  SPECIAL STIPULATIONS.
     Any special stipulations to this Lease agreed upon by Landlord and Tenant and attached hereto and made a part hereof shall, if in conflict with the foregoing terms of this Lease, govern and control.

     27.  MANAGING AGENT FOR PROPERTY.
     Prentiss Properties Ltd., Inc. has represented Landlord in this transaction as an independent contractor and will be compensated by Landlord for its services. Prentiss Properties Ltd., Inc. has not represented Tenant in this transaction. Corporate Property Advisors has represented Tenant in this transaction as an independent contractor and will be compensated by Landlord for its services. Corporate Property Advisors has not represented Landlord in this transaction.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed and sealed and their hands and seals to be set forth hereunto by duly authorized officers thereof, the day and year first above written. UNDER SEAL.

                              LANDLORD

                              ST. PAUL PROPERTIES, INC., a
                              Delaware Corporation

                              By:__________________________
                                 Name:_____________________
                                 Title:____________________


                              TENANT:

                              SIMMONS COMPANY, a
                              Delaware Corporation

                              By:__________________________
                                 Name:_____________________
                                 Title:____________________

                              By:__________________________
                                 Name:_____________________
                                 Title:____________________


                              SPECIAL STIPULATIONS
                              --------------------

     1. Tenant shall pay base monthly rental in accordance with Paragraph 3.2 of this Lease and in the amount specified as follows:

      MONTH        PER SQUARE       PER MONTH        PER YEAR
      =====        ==========       =========        ========
                      FOOT
                      ====

      1-12            $4.41         $13,965.00     $167,580.00

      13-24           $4.58         $14,503.33     $174,040.00
      25-36           $4.76         $15,073.33     $180,880.00

      37-48           $4.95         $15,675.00     $188,100.00
      49-60           $5.14         $16,276.67     $195,320.00

      61-72           $5.37         $17,005.00     $204,060.00

      73-84           $5.60         $17,333.33     $212,800.00
      85-96           $5.85         $18,525.00     $222,300.00

     97-108           $6.11         $19,348.33     $232,180.00
     109-120          $6.37         $20,171.67     $242,060.00

     2. Provided there is no event of default by Tenant under this Lease either at the time for giving notice or at the effective date of any extension hereunder, Tenant shall have the option to extend the Term of this Lease for two
(2) consecutive terms of three (3) years each (the "Extended Term(s)" by Tenant's giving written notice to Landlord no later than nine (9) months prior to the expiration of the term or the Extended Term, if applicable. Base Monthly Rental for the Premises shall be the Market Rent for such Premises and all other terms and conditions of this Lease shall remain the same as existed on the last day of the term or the Extended Term, if applicable. Base Monthly Rental for the Premises shall be the Market Rent for such Premises and all other terms and conditions of this Lease shall remain the same as existed on the last day of the Term hereof or the Extended Term, if applicable. For purposes of this Special Stipulation 2, the term "Market Rent" shall mean rent which is comparable to rent then being charged for premises of a similar size located within Class "A" warehouse/industrial/office parks of a similar nature to the Center located in the Gwinnett County, "I-85" area, as agreed upon by Landlord and Tenant. If Landlord and Tenant are unable to agree on Market Rent, Landlord and Tenant shall appoint a third party, expert in the Market Rent shall be and is hereby deemed to be final and conclusive. If Tenant does not extend this Lease in a timely manner, Tenant's rights with respect to the Extended Term(s) shall expire and be of no further force and effect.

     3. Tenant shall have the right at all times during this Lease, in conjunction with Landlord (Landlord agreeing to cooperate with Tenant in such efforts), to contest the payment of any taxes and assessments on the Premises, provided that Tenant shall proceed to contest the same, in conjunction with Landlord, by legal proceedings conducted in good faith and with due diligence and, further provided, that if any lien or charge on the Premises is involved or would be incurred by such contest, Landlord shall be furnished with such security in respect of such lien or charge and against any loss or injury by reason of such contest as Landlord may reasonably require.

     4. Notwithstanding anything contained in this Lease to the contrary Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "All Risk" or similar policies covering real property or personal property (or which should have been covered if Tenant and Landlord were carrying the insurance required by this Lease). Said waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease. Written notice of the terms of the above mutual waiver shall be given to the insurance carriers of Landlord and Tenant and the parties' insurance policies shall be properly endorsed, if necessary to prevent the invalidation of said policies by reason of such waivers.

     5. Landlord hereby represents and warrants to Tenant as follows:

          a. Landlord holds fee simple title to the Center, including, without limitation, the Premises.

          b. Landlord has full authority to enter into this Lease and fulfill all of the obligations of Landlord hereunder.

          c. This Lease does not violate any of the covenants contained in the Declaration of Protective Covenants and Restrictions for Beaver Ruin Business Center, a copy of which is attached to this Lease as Exhibit "G";

          d. To the best of Landlord's knowledge, no laws, rules, regulations or orders prohibit the intended use of the Premises by Tenant as specified in Paragraph 4.1 of this Lease;

          e. This Lease is a valid and binding obligation of Landlord.

          f. All of the representations of Landlord contained in this Special Stipulation No. 5 are true as of the date of this Lease, and

          g. The Premises constitute a separate tax parcel.

     6. In the event that Tenant is not in default under any of the terms and conditions of this Lease, at the end of the fifth (5th) year of the term of this Lease, Landlord shall return to Tenant at such time a portion of the Security Deposit equal to $6,982.50, representing one-half (1/2) of the principal amount of the Security Deposit.

     7. Notwithstanding anything contained in this Lease to the contrary, upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, relocate the entry doors to the Building to their standard location as currently located on the other buildings of the Center to the reasonable satisfaction of Landlord, at a cost not to exceed $10,000.00.

                                   FLOOR PLAN

page 1277 is a drawing of the floor plan by SANFORD EPSTEIN & ASSOCIATES, PC - ARCHITECT and is the last page of this set.

The beginning of this document is filed under 1263.127 and the wordprocessor entered to and including "8. ENTRY BY LANDLORD, page 5.

This portion ----6411\1268.277 begins with 9. INSURANCE on page 6 and continues to "1277".

STATE OF GEORGIA

COUNTY OF GWINNETT



                     DECLARATION OF PROTECTIVE COVENANTS AND
                  RESTRICTIONS FOR BEAVER RUIN BUSINESS CENTER



          THIS DECLARATION OF PROTECTIVE COVENANTS AND RESTRICTIONS
     is made as of the 30 day of June, 1983, by WACHOVIA BANK AND TRUST COMPANY,
                       --
     N.A., AS TRUSTEE for R. J. Reynolds Industries, Inc., and certain affiliated companies as set forth in that Master Trust Agreement made as of January 1, 1972, amended and restated as of January 1, 1976, as amended (hereinafter referred to as "Declarant") to govern the ownership, development and use of certain real property lying and being in Gwinnett County, Georgia and being more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof and to govern the ownership, design, construction, use and maintenance of improvements to be constructed thereon, all as set forth hereinbelow, it being to the interest, benefit and advantage of Declarant and each and every person or entity who shall hereafter purchase or lease any portion of the aforesaid real property that these protective covenants and restrictions be established, promulgated and declared.


                                    ARTICLE I

                                   DECLARATION
                                   -----------


          1.00. For and in consideration of the benefits to be derived by Declarant and each and every subsequent owner and lessee of any portion of the aforesaid real property, Declarant does hereby establish, promulgate, and declare the following covenants and restrictions to govern the ownership, development and use of the aforesaid real property and every part thereof and the ownership, design, construction, use and maintenance of improvements to be constructed thereon. These covenants and restrictions shall become effective immediately, shall run with the land and shall be binding for a period of twenty (20) years from and after the date this Declaration is recorded, at which time this Declaration may be terminated or extended in whole or in part as provided in Article XI hereinbelow.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------


          2.00. The following terms shall have the meanings set forth in this
     Article II.

          2.01.     Architectural Guidelines.  "Architectural Guidelines" shall
                    ------------------------
     mean any guidelines that may be issued from time to time by the Committee in furtherance of the purposes of this Declaration.

          2.02.     Association.  "Association" shall mean the non-profit
                    -----------
     association which may be created by Site Owners pursuant to Article IV hereinbelow.

          2.03.     Building.  "Building" shall mean a fixed, roofed and walled
                    --------
     structure designed for permanent use and all projections or extensions thereof, including without limitation any outside platforms and docks, carports, canopies, porches, and ancillary structures.

          2.04.     Committee.  "Committee" shall mean the Review Committee
                    ---------
     which may be created pursuant to Article III hereinbelow.

          2.05.     Declarant.  "Declarant" shall mean Wachovia Bank and Trust
                    ---------
     Company, N.A., as Trustee for R. J. Reynolds Industries, Inc., and certain affiliated companies as set forth in that Master Trust Agreement made as of January 1, 1972, amended and restated as of January 1, 1976, as amended, and any entity succeeding, directly or indirectly to the fee simple ownership interest of Wachovia Bank and Trust Company, N.A., as Trustee, in Beaver Ruin Business Center (hereinafter referred to as "the Park"), but excluding the Association, the purchasers of individual Sites, and all public utility companies and governmental authorities.

          2.06.     Declaration.  "Declaration" shall mean this Declaration of
                    -----------
     Protective Covenants and Restrictions.

          2.07.     Improvements.  "Improvements" shall mean all improvements to
                    ------------
     the Park or any part thereof of any type or description, including without limitation, Buildings, underground installations, slope and fill work, roads, driveways, parking areas, sidewalks, fences, screening walls and barriers, retaining walls, stairs, decks, windbreaks, trees and shrubs, poles, signs, and loading areas.

          2.08.     Occupant. "Occupant" shall mean any person or entity that
                    --------
     occupies a Site or a part of a Site, whether as a Site Owner or as a lessee under a Site Owner, or otherwise.

          2.09.     Park.  "Park" shall mean the real property described in
                    ----
     Exhibit "A" attached hereto and by this reference made a part hereof, any and all improvements that may be constructed thereon and the business park to be operated thereon. The name of the park shall be the "Beaver Ruin Business Center".

          2.10.     Plans.    "Plans" shall mean plans and specifications for
                    -----
     the construction of Improvements in the Park, site plans, landscaping plans, architect's renderings, engineering drawings, topographical studies, soil test reports, and such other information of a similar nature that the Declarant or Committee may require with respect to the development and improvement of a Site.

          2.11.     Site.     "Site" shall mean a parcel of land in the Park
                    ----
     owned by one Site Owner. A parcel shall not be deemed to be a Site unless so designated by Declarant in accordance with the provisions of Paragraph
     9.11 hereinbelow or unless conveyed by Declarant, for reasons other than as security for the extension of credit, to a grantee other than a successor Declarant.

          2.12.     Site Owner.    "Site Owner" shall mean the owner (including
                    ----------
     Declarant) of the fee simple title to a Site; provided, however, that in

                                                   --------  -------
     each situation in which the owner of the fee simple title to a Site conveys such Site by security deed as security for the construction of permanent financing of the improvements to be constructed on the Site, the grantee in such security deed shall not be the Site Owner until such time as the grantee in such security deed may acquire the underlying fee simple title to the Site by judicial foreclosure, sale under power, or a conveyance in lieu of foreclosure.

                                   ARTICLE III

                                REVIEW COMMITTEE
                                ----------------

          3.01. Committee. Declarant hereby creates a Review Committee.
                ---------
     The Committee shall consist initially of three persons, who may be, but do not have to be, Site Owners. The right to appoint and remove the members of the Committee shall be and is hereby vested solely in Declarant until such time as Declarant shall have conveyed all of its interests in real property in the Park to Site Owners. Once Declarant has so conveyed all of its interests in real property in the Park, the right to appoint and remove the members of the Committee shall automatically vest in the Association or other comparable governing entity created by the Site Owners pursuant to
     Article IV hereinbelow.

          3.02.     Function.  It shall be the function of the Committee to
                    --------
     approve and disapprove the overall development of the Park and the development of and construction of Improvements upon each Site, to establish and maintain architectural guidelines and standards to carry out the intent of this Declaration, to review, evaluate, approve and disapprove proposed Plans, and to review, evaluate and control the ongoing operations of the Park.

          3.03.     Approval Required.  No Improvements shall be constructed,
                    -----------------
     erected, placed, altered, maintained or permitted to remain on a Site until final Plans with respect thereto shall have been submitted to and approved by the Committee. The Plans must be submitted in a form satisfactory to the Committee and must be in sufficient detail to enable the Committee and must be in sufficient detail to enable the Committee to make a reasonable decision. All proposed changes in approved Plans must also be submitted to the Committee for approval.

          3.04.     Basis for Disapproval.  The Committee shall have the right
                    ---------------------
     to disapprove the Plans if the Committee in good faith makes any one or more of the following determinations:

                   (i) That the Plans are incomplete or insufficiently specific; or

                  (ii) That the Plans are in a form that renders them unnecessarily difficult to interpret; or

                 (iii) That the Improvements contemplated by the Plans do not conform to the provisions and intent of the Declaration; or

                  (iv) That the Improvements contemplated by the Plans do not conform to the provisions and intent of the Architectural Guidelines; or

                   (v) That the Improvements contemplated by the Plans are contrary to the best interests of the Park and other Site Owners. In addition to the foregoing provisions of this Paragraph 3.04 and not in limitation thereof, the Committee shall have the right to base its approval or disapproval on the adequacy of Site dimensions, the conformity and harmony of external design with neighboring structures, the effect of the location and use of proposed Improvements on neighboring Sites, and the relation of topography, grade and finished ground elevation of the Site being improved to that of neighboring Sites and the proper facing of the Improvements.

          3.05.     Time for Approval or Disapproval.  The Committee shall
                    --------------------------------
     approve or disapprove submitted Plans within forty-five calendar days following the Committee's receipt thereof. The Committee shall use its best efforts to respond to such Plans within a reasonable time not to exceed such period of forty-five calendar days.

          3.06.     Expiration of Approval.  If Plans for a Site have been
                    ----------------------
     approved but work has not commenced in accordance with the Plans within six months after the date of approval, the Committee's approval shall be deemed to have expired, unless the Committee in its sole discretion has extended the time for commencing work. For the purposes of this Paragraph 3.06, work shall be deemed to have commenced only if all grading and preliminary Site work has been completed and the pouring of the foundation has begun.


                                   ARTICLE IV

                            SITE OWNERS' ASSOCIATION
                            ------------------------


          4.01.     Creation and Functions.  Upon the first sale by Declarant of
                    ----------------------
     Site, Declarant shall have the express option to cause a non-profit association to be incorporated under the laws of the State of Georgia with the following functions: (i) the maintenance of any undeveloped Sites; (ii) the enforcement of this Declaration against all parties then owning a Site through the use of all rights available to the Association under the laws of the State of Georgia, expressly including without limitation the right to make assessments for work which the Association is forced to perform on behalf of Site Owners or Occupants in an attempt to assure uniform compliance with these Protective Covenants and Restrictions after refusal or failure of any Site Owner or Occupant to so comply, or for other expenditures for the benefit of the Park and properly approved by the Association, and to place liens against any Site in the amount of such unpaid assessments; (iii) after but only after Declarant shall have conveyed all of its interest in the Park, the appointment and removal of members of the Review Committee; and (iv) the performance of any other functions that may be set forth elsewhere in this Declaration or as may be determined by the Declarant and the Site Owners at the time of incorporation of the Association. The membership of the Association shall consist of Site Owners only (the definition of which term includes Declarant), and each Site Owner shall automatically be a member of the Association. The Association shall perform its functions in a prudent and cost-conscious manner.

          4.02.     Voting Rights.  The Association shall consist of all the
                    -------------
     Site Owners (the definition of which term includes Declarant). The members shall be vested with the sole voting rights of the Association, and shall then be entitled to one (1) vote for each Site owned by such member. Members shall not have the right, power, or authority to expand the functions of the Association or to implement actions detrimental to the Association or to any Site Owner. Declarant's voting rights for undeveloped and unsold Sites are set forth in paragraph 9.11 hereinbelow.

          4.03.     Conflict of Provisions.  In the event of a conflict between
                    ----------------------
     the Declaration and the articles and by-laws of the Association, the Declaration shall control.

                                    ARTICLE V

                        SITE DEVELOPMENT AND IMPROVEMENTS
                        ---------------------------------

          5.01.  Building Set-Back Lines.  No Building shall be placed,
                 -----------------------
     situated, constructed or located within fifty feet of the right-of-way of any public street or highway, including without limitation the rights-of-way of Beaver Ridge Circle, Beaver Ruin Road and Interstate Highway-85, or within twenty feet of the side yard line of any Site, or within fifteen feet of the rear lot line of any Site except where the side or rear line of such Site borders a right-of-way of any public street, in which case the above described fifty foot setback requirements shall apply.

          5.02.  Parking and Truck Maneuvering.  The Plans shall include
                 -----------------------------
adequate paved off-street parking for all vehicles upon the Site, and parking will not be permitted along any public street or in any other paved areas except in approved parking spaces. Adequate space shall be provided for the maneuvering of spaces. Adequate space shall be provided for the maneuvering of trucks and other vehicles into and out of parking and loading spaces on the Site without entering the right-of-way of any street and in no event blocking any street or any access to other Sites. All paved areas shall be curbed.

          5.03.  Outside Storage.  No outside storage of any type will be
                 ---------------
     permitted without the approval of the Committee.

          Outside storage, if permitted by the Committee, shall be adequately screened from public view by an attractive visual barrier at least as high as the material being stored, the construction of such barrier to be in accordance with detailed plans approved by the Committee.

          5.04.  Landscaping.  The entire area of a Site shall be landscaped
                 -----------
     except for areas covered by Buildings and paved areas. A minimum strip of landscaping ten feet wide shall be installed and maintained along any portion of the Site bordering a public right-of-way except for entrance driveways onto the Site. The landscaping plan submitted to the Committee for approval as part of the Plans shall indicate such things as the planting of trees, shrubs and the grass and the installation of screens as appropriate. The landscaping of each Site shall be completed within ninety calendar days of occupancy or substantial completion of the Building thereon, whichever occurs first. Buildings built for purposes other than prompt occupancy shall be deemed to be substantially completed when the exterior walls and roof have been installed.

          5.05.  Loading Areas.  No materials, supplies, merchandise or
                 -------------
     equipment shall be stored in any area on a Site except inside of a closed building, or behind a visual barrier screening such areas so that they are not unsightly from the neighboring properties or public streets.

          Loading doors and docks shall not be constructed facing any public street or highway without the Committee's express prior written approval.

          5.06.  Signs.  No permanent billboard or advertising signs shall be
                 -----
     permitted other than those identifying the names, businesses, and products of the Occupants. No sign shall project above the roofline, nor shall any sign have flashing lights or moving parts. All signs of a permanent nature, including without limitation traffic control signs, shall be installed only upon the prior written approval of the Committee and shall in every event comply with the Committee's standard criteria for signage as well as with all applicable governmental requirements.

          5.07.  Exterior Walls.  Exterior walls shall be of masonry
                 --------------
     construction, its equivalent or better, in textures and colors approved by the Committee. Other materials may be permitted when used in combination with masonry construction, its equivalent or better in a fashion found to be acceptable by the Committee when considered in context with the overall design of the Building.

          5.08.  Maintenance During Construction.  During construction the Site
                 -------------------------------
     Owner shall be responsible for keeping the Site in a reasonably neat condition, shall prevent the accumulation of trash and debris, shall prevent soil erosion, shall prevent the runoff of water onto other Sites, and shall not create or permit the continuance of a nuisance on or about the Site.

          5.09.  Location of Improvements.  The Improvements contemplated for
                 ------------------------
     each Site shall be confined within the boundaries of the Site and comply with all requirements of the applicable zoning ordinance.

          5.10.  Completion of Improvements.  Once construction has commenced of
                 --------------------------
     any Improvements, the Site Owners shall pursue such construction diligently to completion. If construction on a Site should fail to progress materially for a period of six months, regardless of the reason, the Site Owner shall promptly commence and complete such action as may be necessary to beautify the Site, including without limitation the completion of landscaping, the removal of trash, debris, materials and equipment from the Site, and the screening or removal of partially constructed Improvements.

                                   ARTICLE VI

                                 PERMITTED USES
                                 --------------

          6.00. The Park shall be used only for office, warehouse, distribution, storage, light assemblage and light manufacturing purposes meeting the requirements of applicable zoning ordinances, provided such use (i) is performed and carried out entirely within a Building constructed in accordance with approved Plans, (ii) complies with all applicable environmental laws and regulations, and (iii) does not cause or create a nuisance (as to excessive noise, odors, dust, emissions, gas, smoke, fumes or otherwise) or an unsafe condition. Without limiting the foregoing provisions of this Article VI, in no event shall a Site or any portion thereof ever be used as a junkyard, dump landfill, stockyard, tannery, paper mill, fat rendering plant or slaughterhouse.

                                   ARTICLE VII

                            RESERVATIONS OF EASEMENTS
                            -------------------------

          7.00. Declarant hereby reserves for the use and benefit of Declarant, the Association and the Site Owners perpetual non-exclusive easements in, onto, over, across and through all Sites as follows:

          7.01.  Utility Easements.  Declarant hereby reserves perpetual non-
                 -----------------
     exclusive easements as aforesaid for the installation, use, maintenance, repair and replacement of utility lines and facilities, some of which utility easements have been granted by Declarant prior to the date of this Declaration. Declarant shall have the right to release from time to time any segment or area of the easements reserved herein provided Declarant causes any utility or utilities existing therein to be relocated without expense to the users thereof and without any unreasonable interruption of the utility services furnished thereby.

          7.02.  Drainage Easements.  Declarant hereby reserves perpetual non-
                 ------------------
     exclusive easements through all Sites as aforesaid for the natural drainage of the Park and for the installation, use, maintenance, repair and replacement where appropriate of retention ponds, pipes and culverts to control such natural drainage.

          7.03.  No Implied Release of Easements.  Absent an express waiver or
                 -------------------------------
     release, no conveyance by Declarant of any Site or any interest therein shall be either deemed to be or construed as a waiver or release of any easements reserved herein as to the Site so conveyed regardless of whether such conveyance purports to convey such Site in fee simple or purports to convey Declarant's entire interest therein.

                                  ARTICLE VIII

                 GRANT OF EASEMENTS AND PROVISIONS REGARDING USE
                 -----------------------------------------------

          8.00. Declarant grants for the use and benefit of the Site Owners perpetual non-exclusive easements in, onto, over, across and through the Park as follows:

          8.01.  Utility Easements.  Declarant hereby grants perpetual non-
                 -----------------
     exclusive easements as aforesaid for the installation, use, maintenance, repair and replacement of utility lines and facilities, whether installed by or with the permission of Declarant or of the Association, but with respect to Site said easements shall pertain only to the easement areas reserved under Paragraph 7.01 of Article VII hereinabove.

          8.02.  Drainage Easements.  Declarant hereby grants to each of the
                 ------------------
     Site Owners perpetual non-exclusive easements as aforesaid for the natural drainage of the Site into retention pounds constructed or to be constructed by Declarant within the Park, and for the use of such pipes, retention ponds, and culverts as may be in place from time to time to control the drainage of the Park. No Site Owner may restrict or impede the free flow of the drainage of any portion of the Park.

          8.03.  Appurtenances to Site.  The easements granted under this
                 ---------------------
     Article VIII shall be appurtenances to each of the Sites and the non-exclusive rights and interests created thereby for the benefit of the Site Owners shall be deemed to be conveyed automatically with each conveyance of a Site regardless of whether such easements are specified in the deed of conveyance.

          8.04.  General Maintenance.  The utility and drainage facilities
                 -------------------
     identified respectively in Paragraphs 8.01 and 8.02 hereinabove shall be maintained at the sole cost and expense of Declarant during such time as Declarant owns such facilities. Should such facilities be conveyed to the Association as part of the Common Areas pursuant to the provisions of this Declaration, the Association shall bear the cost of maintenance of such facilities thereafter.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

          9.01.  Site Maintenance.  Landscaping shall be adequately maintained,
                 ----------------
     and landscaped areas shall be sprinklered at each Site Owner's expense in accordance with plans for such yard sprinkler systems as shall be approved in advance by the Committee. No rubbish or debris of any kind shall be placed or permitted to accumulate upon or adjacent to any Site, except in approved waste containers which shall be adequately screened from view and be located no less than 100 feet from any public street.

          9.02.  Repair and Maintenance of Improvements.  Each Site Owner shall
                 --------------------------------------
     keep the Improvements on its Site in good condition and repair, properly maintained and adequately painted or otherwise finished.

          9.03.  Right of Entry.  During reasonable hours and subject to
                 --------------
     reasonable security requirements, Declarant, the Committee and their authorized representatives shall have the right to enter any part of the Park and any Building or other Improvements therein for the purpose of ascertaining whether the Declaration is being complied with.

          9.04.  Agreement Not to Apply for Rezoning.  Each and every Site
                 -----------------------------------
     Owner, tenant, lessee, licensee or Occupant, by acquiring such interest in the use of the Park, hereby agrees to bring no action nor any suit to change the zoning of any portion of the Park and to seek no zoning variances with respect to the Site or any other portion of the Park without Declarant's prior written consent.

          9.05.  Effect of Invalidation.  If any provision of the Declaration is
                 ----------------------
     held to be invalid by any Court, the invalidity of such provision shall not affect the validity or enforceability of the remaining provisions of the Declaration.

          9.06.  Notice.  Any and all notices or other communications required
                 ------
     or permitted by this Declaration or by law to be served on or given to Declarant shall be in writing and shall be deemed duly served and given when received by Declarant by certified United States mail, return receipt requested with proper postage prepaid, addressed to Declarant as follows:

          Declarant:          Wachovia Bank and Trust Company,
                              N.A., as Trustee
                              Real Estate Investment Department
                              Post Office Box 3099
                              Winston-Salem, North Carolina 27102
                              Attention:  N. L. Bartmess,
                                          Vice President

          With copies to:     Altson & Bird, Attorneys at Law
                              Attention:  Rawson Foreman
                              1200 C&S National Bank Building
                              35 Broad Street, N.W.
                              Atlanta, Georgia  30335

                                        and

                              MK Management Company
                              Attention:  E. E. Gluck
                              Post Office Box 19859
                              Atlanta, Georgia 30325-0859


     For the purposes of this paragraph, Declarant may change its address by recordation of a notice of change of address in the Office of the Clerk of the Superior Court of Gwinnett County, Georgia as an addendum to this instrument. Notice to any Site Owner or Occupant shall be deemed duly served when delivered to the Site or deposited in the United States mail, postage prepaid, addressed to the address of the Site.

          9.07.  Governing Law.  This Declaration and the interpretation and
                 -------------
     enforcement hereof shall be governed by the laws of the State of Georgia.

          9.08.  Time of the Essence.  Time is of the essence of this
                 -------------------
     Declaration and each and every provision hereof.

          9.09.  Headings.  The headings set forth in this Declaration are for
                 --------
     convenience only and shall not be deemed to limit the scope or intent of the provisions set forth herein.

          9.10.  No Liability.  Neither Declarant nor the Committee or any
                 ------------
     member of the Committee nor any agent or representative of Declarant or of the Committee nor their successors or assigns shall be liable to any Site Owner or Occupant by reason of any mistake in judgment, failure of performance under the Declaration, or enforcement or failure of enforcement of the Declaration or any part thereof. Every Site Owner and every Occupant, by acquiring its interest in the Park, agrees not to bring any action or suit against Declarant, its successors or assigns or the Committee or any member thereof, or any agent or representative of Declarant or of the Committee, or their successors and assigns to recover any such damages or to seek equitable relief with respect to any such mistake in judgment, failure of performance, or enforcement or failure of enforcement of the Declaration or any part thereof.

          9.11.  Sites Owned by Declarant.  That portion of the Park that
                 ------------------------
     Declarant may own from time to time shall be deemed to be a Site or Sites, regardless of whether Declarant shall have designated such portion of the Park as a Site or Sites, for each of the following purposes: (i) extending the duration of this Declaration pursuant to Paragraph 11.01 hereinbelow; and (ii) modifying this Declaration pursuant to Paragraph 11.03 hereinbelow; and (iii) voting rights in the Association as described in
     Article IV of this Declaration, for which purpose Declarant shall be entitled to one (1) vote for each proposed Site still owned by Declarant as shown on Declarant's then-current plans for development of the Park.



                                    ARTICLE X

                                   ENFORCEMENT
                                   -----------

          10.01.  General Rights and Remedies.  Declarant, the Association, all
                  ---------------------------
     Site Owners and all Occupants, or any of them, may proceed at law or in equity against any Site Owner or Occupant to prevent or correct a breach or violation of the Declaration. All Site Owners and Occupants shall comply both with all provisions of the Protective Covenants and Restrictions set forth in this Declaration and with all provisions of the applicable zoning ordinance and any other statue, law, code or ordinance affecting their Site or Sites. In the event any use, requirement, condition or other matter restricted or prohibited by this Declaration is or may in the future be permitted under such applicable zoning ordinance or any other such statute, law, code or ordinance, the more restrictive provisions of this Declaration shall nonetheless apply.

          10.02.  Declarant's and Association's Additional Rights and Remedies.
                  ------------------------------------------------------------
     Declarant and the Association, or either of them, by and through their duly authorized agents, shall have the right, at any time and from time to time during a continuing breach or violation of the Declaration to enter upon the Site as to which the breach or violation exists and to correct such breach or violation at the expense of the Site Owner who owns the Site, all without liability for trespass.

          10.03.  Cumulative Remedies.  The rights and remedies hereby granted
                  -------------------
     are cumulative and are not mutually exclusive.

          10.04.  Failure to Enforce or to Seek Remedy Not a Waiver of Rights.
                  -----------------------------------------------------------
     No delay or failure to seek or to invoke any available remedy with respect to a violation of the Declaration shall be deemed to be a waiver by or to work an estoppel against any party having rights under the Declaration with respect to the recurrence or continuance of such violation or the occurrence of a different violation.

          10.04.  Failure to Enforce or to Seek Remedy Not a Waiver of Rights.
                  -----------------------------------------------------------
     No delay or failure to seek or to invoke any available remedy with respect to a violation of the Declaration shall be deemed to be a waiver by or to work an estoppel against any party having rights under the Declaration with respect to the recurrence or continuance of such violation or the occurrence of a different violation.

          10.05.  No Duty to Seek Remedies.  Anything contained herein to the
                  ------------------------
     contrary notwithstanding, Declarant shall have no duty or obligation whatsoever to enforce the Declaration or to seek or invoke remedies with respect to any violation of the Declaration.

                                   ARTICLE XI

                    DURATION AND MODIFICATION OF DECLARATION
                    ----------------------------------------

          11.01.  Duration.  The Declaration shall continue and remain in full
                  --------
     force and effect at all times with respect to the Park and each part thereof (subject, however, to the right to amend and repeal as provided for herein) for a period beginning the date first above written and ending twenty years thereafter. Upon the expiration of such twenty year period, the Declaration may be extended upon the concurrence of the Site Owners who collectively own at least seventy-five (75%) percent of the total area of the Sites; provided, however, that as long as Declarant owns any interest
                --------  -------
     in the Park, no such extension shall be effective without prior written consent of Declarant. Such an extension shall be effected by the execution of an extension agreement by the Site Owners who collectively own at least seventy-five (75%) percent of the total area of the Sites, and by Declarant if required as provided above in this paragraph, and the recording of such agreement in the Office of the Clerk of the Superior Court of Gwinnett County, Georgia.

          11.02.  Variances.  The Committee is hereby authorized and empowered
                  ---------
     to grant variances in good faith from the provisions of the Declaration in order to overcome practical difficulties and to prevent unnecessary hardship in the application of the provisions contained herein; provided,
                                                                     --------
     however, that such variances shall not materially affect any of the Sites
     -------
     or Improvements in the Park. No variance granted pursuant to this paragraph shall constitute a waiver of the applicability of any provision of the Declaration except with respect to the specific Site and circumstance for which such variance is granted, and no such variance shall have the effect of varying the provisions of any applicable zoning ordinance or other applicable statute, code ordinance.

          11.03.  Modification.  The Declaration and any provisions hereof may
                  ------------
     be modified upon the concurrence of the Site Owners who collectively own at least seventy-five (75%) percent of the total area of the Sites; provided,
                                                                      --------
     however, that so long as Declarant owns any interest in the Park, no such
     -------
     modification shall be effective without the prior written consent of

     Declarant. Such a modification shall be effect by the execution of a modification agreement by the Site Owners who collectively own at least seventy-five (75%) percent of the total area of the Sites, and by Declarant if required as provided above in this Paragraph, and the recording of such agreement in the Office of the Clerk of the Superior Court of Gwinnett County, Georgia. The foregoing provisions of this Paragraph 11.03 to the contrary notwithstanding, no modification may be made to this Declaration without the unanimous consent of the Site Owners (the definition of which term includes Declarant) if such modification would materially affect any of the Sites or Improvements in the Park.

                                   ARTICLE XII

                     ACCEPTANCE COVENANTS RUNNING WITH LAND
                     --------------------------------------

          12.01.  Acceptance.  By accepting title to or possession of its Site,
                  ----------
     each Site Owner and each Occupant shall be deemed to have taken title to its respective Site and all portions thereof subject to this Declaration and every provision hereof, and to have covenanted and agreed with Declarant, the Association, and every other Site Owner, to keep, observe and comply with all provisions of the Declaration, whether or not any reference to the Declaration is contained in the instrument conveying such title of creating such interest. Every person or entity who now or hereafter owns or acquires any right, title, or interest in or to any portion of the Park is and shall be conclusively deemed to have consented and agreed to the Declaration whether or not any reference to the Declaration is contained in the instrument by which such person or entity acquired an interest in the Park. Site Owners and Occupants hereby agree nevertheless to refer to the Declaration in deeds, leases and licenses made or granted by such Site Owners or Occupants and covering any Site or portion thereof and to make the Declaration binding upon all Site Owners and Occupants.

          12.02.  Covenants Running with Land.  The provisions of the
                  ---------------------------
     Declaration as originally recorded and as amended of record from time to time shall operate as covenants running with the land for the benefit of all portions of the Park and shall be binding upon and inure to the benefit of Declarant, Site Owners, Occupants and their respective successors and assigns.

                                  ARTICLE XIII

                             REFERENCES TO DECLARANT
                             -----------------------

          13.01. All references in this Declaration to Wachovia Bank and Trust Company, N.A., as Trustee, shall be deemed to refer to Wachovia Bank and Trust Company, N.A., only in its fiduciary capacity acting as trustee for
     R. J. Reynolds Industries, Inc., and certain affiliated companies as set forth in Master Trust Agreement made as of January 1, 1972, amended and restated as of January 1, 1976, as amended. In no event shall Wachovia Bank and Trust Company, N.A., have any personal liability under this Declaration, as acknowledged in this Article XIII and in Paragraph 9.10 hereinabove.

          IN WITNESS WHEREOF, Declarant has caused this Declaration to be executed by duly authorized officers thereof and its seal to be affixed hereunto, the day and year first above written. UNDER SEAL.


                                        DECLARANT:

                                        WACHOVIA BANK AND TRUST COMPANY,
                                        N.A., AS TRUSTEE for R.J. Reynolds
                                        Industries, Inc., and certain affiliated companies as set forth in Master Trust Agreement made as of January 1, 1972, amended and restated as of January 1, 1976, as amended

Signed, sealed and delivered
in the presence of:                     By:/s/ N. L. Bartmess            (SEAL)
                                           -----------------------------
                                            N. L. Bartmess, Vice President
/s/ Carolyn A. Richardson
- ----------------------------
Unofficial Witness


/s/ Diane Jester
- ----------------------------
Notary Public (Affix Seal
  and date of expiration of
  commission)

[  STAMP  ]

                              ADDENDUM TO LEASE


This Addendum to Lease is made as of the 1st day of September, 1995 between St. Paul Properties, Inc. ("Landlord") and Simmons Company ("Tenant").

                                  RECITALS:

A. Landlord and Tenant are parties to a Lease ("the Lease") dated October 19, 1994 by which Landlord leased to Tenant and Tenant hired from Landlord certain office/warehouse space containing 38,000 square feet known as No. 1900 Beaver Ridge Circle, Gwinnett County, Georgia.

B. Section 2.1 of the Lease provides that the Commencement Date of the Lease will be setforth in an Addendum to Lease to be executed by Landlord and Tenant.

C. Landlord and Tenant desire to establish the Commencement Date of the Lease, and the date upon which the Lease will expire.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.      The Commencement Date of the Lease is September 1, 1995.

2.      The Lease shall expire on August 31, 2005.

3. Except as provided herein, all terms and conditions of the Lease shall remain unchanged.

        IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written.


LANDLORD:                               TENANT:
St. Paul Properties, Inc., a            Simmon Company
Delaware Corporation                    a Delaware Corporation


/s/ R. William Inserra                  /s/ Roger W. Franklin
----------------------------            -------------------------
R. William Inserra                      Roger W. Franklin
Vice President - Asset Management       Vice President - Finance, Treasurer


                                (SEAL)  (CORPORATE SEAL)
--------------------------------